UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 12, 2013

EUROCAN HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Union Square West, Suite 610, New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 9, 2013, Building 400 Ltd., a corporation domiciled outside the United States (the “Investor”), delivered notice of its exercise of a right under a convertible debenture dated October 18, 2013 (the “Debenture”), to convert $202,000 in debt secured by the Debenture into 20,200,000 shares of the Registrant’s common stock (the “Shares”). The issuance of the Shares was duly approved by resolution of the Registrant’s Board of Directors on November 12, 2013. The Shares were issued on November 13, 2013, in a transaction that was exempt from registration under section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item 1.01 of the Registrant’s Current Report on Form 8-K filed October 21, 2013 is hereby incorporated by reference into this Item 5.06.

As a result of the issuance of the Shares, the Investor now controls the Registrant through the Investor’s beneficial ownership of 61.4% of the Registrant’s common stock.

Item 5.01	Changes in Control of Registrant

The information contained in or incorporated by reference into Item 3.02 of this Current Report is hereby incorporated by reference into this Item 5.01.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROCAN HOLDINGS LTD.

/s/ Michael Williams
Michael Williams
President & CEO
Date: November 14, 2013